UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016 (August 19, 2016)

Tempus Applied Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-201424	47-2599251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Waller Mill Road Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 875-7779

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tempus Applied Solutions Holdings, Inc. (the “Company”) announces that, effective August 19, 2016, R. Lee Priest, Jr., has undertaken a new position with the Company, as Executive Vice President, Corporate Finance. In his new role, Mr. Priest will be providing the Company with ongoing strategic advice. Mr. Priest previously served as the Company’s Chief Financial Officer. Steven Bush, who has served since July 2014 as Corporate Controller of Tempus Applied Solutions LLC, the Company’s principal operating subsidiary, has been named the Company’s new Chief Financial Officer, effective August 19, 2016.

Mr. Bush is 48. Prior to joining Tempus, Mr. Bush served as Finance Director and Legal Entity Chief Financial Officer for Cobham PLC, from February 2012 until April 2014. Prior to that, Mr. Bush served as Division Controller for L-3 Communications Corporation, from May 2006 until January 2012. In addition, Mr. Bush has held management and supervisory positions with General Electric and Lockheed Martin Corporation. Mr. Bush received a B.S. in accounting from the Bob Jones University and an MBA from Clemson University. Mr. Bush is a Certified Public Accountant, licensed in the State of South Carolina.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

Date: August 25, 2016	By:	/s/ Benjamin Scott Terry
		Name:	Benjamin Scott Terry
		Title:	Chief Executive Officer

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